                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               FEBRUARY 9, 1998


   COMMISSION FILE NUMBER 1-9319               COMMISSION FILE  NUMBER 1-9320

 PATRIOT AMERICAN HOSPITALITY, INC.              WYNDHAM INTERNATIONAL, INC.
------------------------------------        ------------------------------------
   (Exact name of registrant as                 (Exact name of registrant as
     specified in its charter)                    specified in its charter)

             DELAWARE                                    DELAWARE
------------------------------------        ------------------------------------
  (State or other jurisdiction of              (State or other jurisdiction of
  incorporation or organization)                incorporation or organization)

            94-0358820                                  94-2878485
------------------------------------        ------------------------------------
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

1950 STEMMONS FREEWAY, SUITE 6001           1950 STEMMONS FREEWAY, SUITE 6001
DALLAS, TEXAS                  75207        DALLAS, TEXAS                  75207
------------------------------------        ------------------------------------
  (Address of principal                       (Address of principal
    executive offices)    (Zip Code)            executive offices)    (Zip Code)

           (214) 863-1000                               (214) 863-1000
------------------------------------        ------------------------------------
  (Registrant's telephone number,              (Registrant's telephone number,
      including area code)                          including area code)


------------------------------------        ------------------------------------
  (Former name, former address and            (Former name, former address and
   former fiscal year, if changed              former fiscal year, if changed
         since last report)                          since last report)

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.


ITEM 5.  OTHER EVENTS

       Patriot American Hospitality, Inc. ("Patriot"), Wyndham International, Inc. ("Wyndham International") and CHC International, Inc. ("CHCI") entered into an Agreement and Plan of Merger dated as of September 30, 1997, providing, subject to regulatory approvals, for the merger of the hospitality-related businesses of CHCI with and into Wyndham International with Wyndham International being the surviving company (the "CHCI Merger"). Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to receipt of all necessary regulatory approvals.

       The financial statements of CHCI as of and for the fiscal years ended November 30, 1995, 1996 and 1997 (unaudited) have been included in this Joint Current Report on Form 8-K of Patriot and Wyndham International.

       On February 12, 1998, Patriot and Wyndham International announced fourth quarter 1997 and year end 1997 operating results. A copy of the press release dated February 12, 1998 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  EXHIBITS

Exhibit No.             Description
-----------             -----------

   99.1 Press Release dated February 12, 1998, Patriot American Hospitality, Inc. and Wyndham International, Inc. Announce Fourth Quarter and Year-End Operating Results

                                   SIGNATURE


       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.

DATED:  February 12, 1998

                                PATRIOT AMERICAN HOSPITALITY, INC.



                                By: /s/ Anne L. Raymond
                                    -------------------------------------------
                                    Anne L. Raymond
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)



                                WYNDHAM INTERNATIONAL, INC.



                                By: /s/ Rex E. Stewart
                                    -------------------------------------------
                                    Rex E. Stewart
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

               [LETTERHEAD OF PRICE WATERHOUSE LLP APPEARS HERE]


              Report of Independent Certified Public Accountants
              --------------------------------------------------


To the Board of Directors and
Shareholders of CHC International, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of the hospitality division of CHC International, Inc. at November 30, 1995 and 1996, and the results of operations and its cash flows for the years ended November 30, 1995 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements were prepared on the basis of presentation as described in Note 1.



/s/ PRICE WATERHOUSE LLP
Price Waterhouse, L.L.P.
Miami, Florida



October 3, 1997

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                      November 30,
                                                                                                      ------------
                                                                                               1995        1996        1997
                                                                                               ----        ----        ----
                                       ASSETS                                                                      (unaudited)
                                       ------
Current Assets
  Cash and cash equivalents                                                                 $  1,105    $  1,627    $  8,907
  Trade accounts receivable , net of allowance for doubtful accounts of $1,352,
   $699 and $669 at November 30, 1995, 1996 and 1997, respectively                             1,150       1,482       7,817
  Trade accounts receivable - affiliates, net of allowance for doubtful accounts
   of $488, $716 and $1,135 at November 30, 1995, 1996 and 1997, respectively                  1,261       1,108       1,244
  Notes receivable - affiliates and officers                                                     340         480       1,036
  Receivables, net                                                                             7,200          --          --
  Deferred income tax                                                                             --          --       9,386
  Other current assets                                                                           713         921       2,119
                                                                                            --------    --------    --------
      Total current assets                                                                    11,769       5,618      30,509
Property and equipment, net                                                                      623         669       1,718
Investments in and advances to affiliates                                                      8,324       8,457       8,424
Receivables, net                                                                               1,900       1,900       1,950
Receivables - affiliates and officers                                                             --          --       2,656
Deferred income tax                                                                               --          --       1,114
Deferred charges, net                                                                          1,932       1,609         933
Intangibles, net                                                                               6,716       6,047       5,472
Other assets                                                                                   1,859       1,939       2,353
                                                                                            --------    --------    --------
  Total Assets                                                                              $ 33,123    $ 26,239    $ 55,129
                                                                                            ========    ========    ========
                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                ----------------------------------------------
Current Liabilities
  Accounts payable                                                                          $    903    $    672    $  4,606
  Due to affiliates and officers                                                               1,069       1,617       9,144
  Deferred compensation plan liability                                                            --          --       5,374
  Accrued interest                                                                                70         414          37
  Accrued expenses                                                                             5,204       5,878      16,680
  Current portion of long-term debt and capital lease obligations                              1,566      12,069      13,457
                                                                                            --------    --------    --------
    Total current liabilities                                                                  8,812      20,650      49,298
Deferred compensation plan liability                                                           5,537       6,102       2,494
Long-term debt                                                                                17,272       5,459       1,360
Due to affiliates                                                                                 --          --       4,995
Other liabilities                                                                              1,710         108         179
                                                                                            --------    --------    --------
  Total liabilities                                                                           33,331      32,319      58,326
                                                                                            --------    --------    --------
Commitments and contingencies (Note 11)                                                           --          --          --
Stockholders' Equity (Deficit)
  Preferred stock, $.01 par value; 1,000 shares
   authorized; no shares issued or outstanding                                                    --          --          --
  Common stock, $.005 par value; 20,000 shares
   authorized; 10,355, 10,621 and 10,621 shares issued and
   outstanding at November 30, 1995, 1996 and 1997, respectively                                  52          53          53
  Additional paid-in capital                                                                  17,050      13,853      16,112
  Accumulated deficit                                                                        (10,217)    (12,012)    (11,663)
  Notes receivable stock purchases - affiliates                                               (6,686)     (7,675)     (7,675)
  Unearned compensation                                                                         (407)       (299)        (24)
                                                                                            --------    --------    --------
    Total stockholders (deficit)                                                                (208)    (6,080)      (3,197)
                                                                                            --------    --------    --------
    Total liabilities and stockholders' equity (deficit)                                    $ 33,123    $ 26,239    $ 55,129
                                                                                            ========    ========    ========


   The accompanying notes are an integral part of these financial statements.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                          Year Ended
                                                                          November 30,
                                                                         -------------
                                                                 1995        1996        1997
                                                                 ----        ----        ----
                                                                                      (Unaudited)
Revenues
   Rooms                                                      $  4,638    $  5,282    $ 25,331
   Food and beverage                                             3,907       4,351      15,953
   Management service fees - from affiliates                     5,212       4,284       5,703
   Management service fees - from non-affiliates                 5,391       4,748       4,773
                                                              --------    --------    --------
      Total revenues                                            19,148      18,665      51,760
                                                              --------    --------    --------

Operating Expenses
   Rooms                                                         1,075       1,223       5,553
   Food and beverage                                             2,386       2,772       8,883
   Participating lease payments                                     --          --      10,251
   Other costs and expenses                                     14,455      14,097      26,849
   Depreciation and amortization                                   832         853       1,045
                                                              --------    --------    --------
      Total operating expenses                                  18,748      18,945      52,581
                                                              --------    --------    --------
Income (loss) from operations before
  equity in net earnings (losses) of affiliates                    400        (280)       (821)

Equity in net earnings of affiliates                               355       1,003        (346)
                                                              --------    --------    --------
 Income (losses)  from operations                                  755         723      (1,167)
                                                              --------    --------    --------

Other Income (Expense)
   Interest income                                               1,720         686         846
   Interest expense                                             (2,365)     (3,304)     (2,340)
   Loss on impairment of notes receivable                       (4,431)         --          --
   Transaction and other costs                                      --          --      (8,800)
   Other income (expense)                                         (104)         29       1,298
                                                              --------    --------    --------
      Total other income (expense)                              (5,180)     (2,589)     (8,996)

Minority interests                                                 148         163         108
                                                              --------    --------    --------
Loss before provision (benefit)  for income taxes               (4,277)     (1,703)    (10,055)

Provision (benefit)  for income taxes                              131          92     (10,404)
                                                              --------    --------    --------
Net income (loss)                                             $ (4,408)   $ (1,795)   $    349
                                                              ========    ========    ========



   The accompanying notes are an integral part of these financial statements.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                   YEARS ENDED NOVEMBER 30, 1995 AND 1996 AND
                    YEAR ENDED NOVEMBER 30, 1997 (UNAUDITED)
                                 (IN THOUSANDS)



                                                                                               Notes
                                                                                             Receivable                  Total
                                                    Common Stock       Additional              Stock                  Stockholders'
                                                    ------------       Paid-in   Accumulated Purchases-     Unearned    Equity
                                                  Shares    Amount     Capital     Deficit   Affiliates   Compensation (Deficit)
                                                  ------    ------     -------     -------   ----------   ------------ ---------
Balance, November 30, 1994                        10,355   $     52   $ 22,645   $ (5,809)   $ (7,350)    $   (523)    $  9,015

Receipts from notes receivable stock
     purchases - affiliates                           --         --         --         --         664           --          664

Amortization of unearned
     compensation                                     --         --         --         --          --          116          116

Net change in gaming division                         --         --     (5,595)        --          --           --       (5,595)
     intercompany account

Net loss                                              --         --         --     (4,408)         --           --       (4,408)
                                                --------   --------   --------   --------    --------    ---------     --------

Balance, November 30, 1995                        10,355         52     17,050    (10,217)     (6,686)        (407)        (208)
                                                --------   --------   --------   --------    --------    ---------     --------


Additional common shares issued                      266          1      2,999         --      (3,000)          --           --

Receipts from notes receivable stock
     purchases - affiliates                           --         --         --         --       2,011           --        2,011

Amortization of unearned
     compensation                                     --         --         --         --          --          108          108

Net change in gaming division                         --         --     (6,196)        --          --           --       (6,196)
     intercompany account

Net loss                                              --         --         --     (1,795)         --           --       (1,795)
                                                --------   --------   --------   --------    --------    ---------     --------

Balance, November 30, 1996                        10,621         53     13,853    (12,012)     (7,675)        (299)      (6,080)
                                                --------   --------   --------   --------    --------    ---------     --------

Amortization of unearned
     compensation                                     --         --         --         --          --          275          275

Net change in gaming division                         --         --      2,259         --          --           --        2,259
      intercompany account

Net income                                            --         --         --        349          --           --          349
                                                --------   --------   --------   --------    --------    ---------     --------

Balance, November 30, 1997 (unaudited)            10,621   $     53   $ 16,112   $(11,663)   $ (7,675)   $     (24)    $ (3,197)
                                                ========   ========   ========   ========    ========    =========     ========


   The accompanying notes are an integral part of these financial statements.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (PAGE 1 OF 2)

                                                                            Year Ended
                                                                            November 30,
                                                                            ------------
                                                                    1995        1996        1997
                                                                    ----        ----        ----
                                                                                         (Unaudited)
Cash flows from operating activities:
Net income (loss)                                                $ (4,408)   $ (1,795)   $    349
Adjustments to reconcile net income (loss) to net cash
   provided (used) by operating activities:
   Provision (benefit) for losses or impairments on
      receivables and equity investments                            5,765        (212)         96
   Depreciation and amortization                                      832         853       1,045
   Amortization of deferred charges                                   844       1,533         949
   Undistributed equity in net earnings of affiliates                (355)     (1,003)        346
   Minority interests                                                (148)       (163)       (108)
   Gain on sale of hotel investments                                   --          --      (1,245)
Change in assets and liabilities:
   (Increase) decrease in:
        Trade accounts receivable                                    (292)        313        (450)
        Trade accounts receivable - affiliates                       (796)        227         428
        Deferred income tax                                            --          --     (10,500)
        Deferred charges                                              (28)     (1,084)         88
        Other assets and other receivables                           (964)       (707)      1,675
   Increase (decrease) in:
        Accounts payable                                             (667)       (231)         24
        Accrued interest                                               37         344        (277)
        Accrued expenses                                             (239)       (822)      4,466
        Deferred compensation plan liability                          600         565       1,766
        Other liabilities                                             (34)         56         181
                                                                 --------    --------    --------
Net cash provided (used) by operating activities                      147      (2,126)     (1,167)
                                                                 --------    --------    --------
Cash flows from investing activities:
   Sales of notes receivable                                           --       7,200          --
   Purchases of property and equipment                               (168)       (134)     (1,470)
   Investments in and advances to affiliates                       (2,645)        (50)     (1,089)
   Cash and cash equivalents from consolidation of
      CHC Lease Partners                                               --          --       8,830
   Sales of or distributions from investments in affiliates           959         834       1,959
   Project loans and advances                                      (1,900)         --      (2,160)
                                                                 --------    --------    --------
Net cash flows (used) provided by investing activities             (3,754)      7,850       6,070
                                                                 --------    --------    --------
Cash flows from financing activities:
   Receipts from notes receivable stock purchases - affiliates      7,756       2,011          --
   Increase (decrease) in due to affiliates                        (1,145)        408        (919)
   Borrowings                                                       2,900         500       2,880
   Payments of debt and capital lease obligations and
      other deferred charges                                         (577)     (1,926)     (1,843)
   Net change in gaming division intercompany account              (5,595)     (6,195)      2,259
                                                                 --------    --------    --------
Net cash flows provided (used) by financing activities              3,339      (5,202)      2,377
                                                                 --------    --------    --------
Net increase (decrease) in cash and equivalents                      (268)        522       7,280
Cash and cash equivalents at beginning of year                      1,373       1,105       1,627
                                                                 --------    --------    --------
Cash and cash equivalents at end of  year                        $  1,105    $  1,627    $  8,907
                                                                 ========    ========    ========




   The accompanying notes are an integral part of these financial statements.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (PAGE 2 OF 2)


                                                                                 Year Ended
                                                                                 November 30,
                                                                                 ------------
                                                                         1995        1996        1997
                                                                         ----        ----        ----
                                                                                              (Unaudited)
Supplemental disclosure of cash flow information:
   Cash paid during the period for interest (net of amount
      capitalized)                                                     $  1,626    $  1,718   $  1,438
                                                                       ========    ========   ========
   Cash paid during the period for income taxes                        $     96    $     89   $     40
                                                                       ========    ========   ========
   Cash received during the period for income taxes                                $     29   $     36
                                                                                   ========   ========
Supplemental Schedule of noncash investing and financing activities:
  Investments in Affiliates:
    Loan for purchase of interest in GAH-II, L.P.                      $  3,750
    Loan for investment in CHC Lease Partners                             1,088
    Operating partnership units received as payment of interest             572
    Operating partnership units received as payment of
        notes receivable stock purchases - affiliates                       388
                                                                       --------
    Total investments in affiliates                                    $  5,798
                                                                       ========
Consolidation of CHC Lease Partners:
   Cash and cash equivalents                                                                  $  8,830
   Non-cash assets                                                                              14,459
   Liabilities                                                                                 (17,401)
                                                                                              --------
   Net assets                                                                                    5,888
   Net assets distributed to Gencom Lessee, L. P                                                (2,944)
                                                                                              --------
   Net assets consolidated                                                                    $  2,944
                                                                                              ========
Other:
    Common stock issued for notes receivable
       stock purchase-affiliates                                                   $  3,000
                                                                                   ========
    Capital leases                                                     $    166    $     41
                                                                       ========    ========




   The accompanying notes are an integral part of these financial statements

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The financial statements of CHC International, Inc. - Hospitality Division (the "Company") have been prepared pursuant to the Agreement and Plan of Merger by and among Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) ("Wyndham"), Patriot American Hospitality, Inc. ("PAH") and CHC International, Inc. ("CHC") dated as of September 30, 1997 (the "Merger Agreement"). The Merger Agreement contemplates, subject to appropriate approvals, (i) CHC's contribution of its gaming business to a wholly-owned subsidiary ("Spinco"), (ii) CHC's distribution of all of the common stock of Spinco to the stockholders of CHC pro rata based on their ownership in CHC,
(iii) CHC's retention of its hospitality business and (iv) CHC merging into Wyndham subsequent to the distribution of Spinco. CHC's major operations consist of (i) the hospitality business including managing, leasing and developing of and investing in hotel and resort properties and (ii) the gaming business including owning, managing and developing casino properties.

The financial statements have been prepared as if the Company has operated as an independent, stand alone entity for all periods presented and give no effect to the net changes of assets and liabilities contemplated by the Merger Agreement. Such financial statements have been prepared using the historical basis of accounting and include all of the assets, liabilities, revenues and expenses previously included in CHC's consolidated financial statements prior to the transactions contemplated by the Merger Agreement, except for all the assets, liabilities, (including contingent liabilities), revenues and expenses of the gaming business of CHC and its subsidiaries. Consequently, these financial statements include certain balances for goodwill and other assets and liabilities related to the Company that were previously included in CHC's consolidated financial statements including (i) the allocation of certain fixed assets and related depreciation expense, (ii) notes receivable and borrowings and related interest income and expense and (iii) other liabilities and related expenses. In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 55 ("SAB 55"), the Company's financial statements exclude certain corporate expenses incurred by CHC on the gaming division's behalf. The Company's fiscal year ends on November 30. All significant intercompany balances and transactions have been eliminated. Investments in less than majority-owned non-gaming businesses, in which a significant equity ownership interest is held, are accounted for on the equity method.

Summary of Significant Accounting Policies
------------------------------------------

These financial statements have been prepared in accordance with generally accepted accounting principles. Significant accounting policies are summarized below.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Accounting Estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Hotel room and food and beverage revenues and expenses from leased hotel operations are included in the statements of operations during the lease term. Revenues from rooms and food and beverage sales are recognized at the time the related service is performed.

Revenue from management service fees for management of hotels are based upon contracted terms and are recognized when the services are performed.

Reimbursed Operating Expenses
-----------------------------

The Company is fully reimbursed by certain managed hotels for salaries and related costs for hotel personnel employed by the Company in accordance with management contract terms and the administration of services consisting primarily of sales, marketing and reservations. These costs amounted to $47,324 and $50,237 for the years ended November 30, 1995 and 1996, respectively. All such costs and related reimbursements have been netted in the statements of operations, with reimbursable amounts and accrued salaries and related costs reflected as trade accounts receivable and accrued expenses, respectively, in the balance sheets.

During the year ended November 30, 1995 the Company was reimbursed for $1,400 of costs incurred in conjunction with an unconsummated transaction previously expensed in the statements of operations during the period inception (February 3, 1994) to November 30, 1994.

Stock Based Compensation
------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation". SFAS No. 123, the disclosure provisions of which must be implemented for fiscal years beginning subsequent to December 15, 1995, establishes a fair value based method of accounting for stock based compensation plans, the effect of which can either be disclosed or recorded. The Company intends to adopt the provisions of SFAS No. 123 in fiscal 1997 and upon adoption intends to retain its intrinsic value method of accounting for stock based compensation.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include short-term investments with original purchase maturities of 90 days or less.

Trade Accounts Receivable and Trade Accounts Receivable - Affiliates
--------------------------------------------------------------------

Trade accounts receivable are from non-affiliated hotels under management and lease, and hotel customers. Trade accounts receivable - affiliates are receivables from hotel or other entities in which the Company, CHC, its stockholders or officers have an investment interest. The Company provides an allowance for doubtful accounts based upon a periodic review of outstanding receivables and evaluation of aggregate collectibility.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over estimated useful lives of the assets. Useful lives range from three to five years. Expenditures for repairs and maintenance are charged to expenses as incurred. Expenditures for major renewals and betterments, which significantly extend the useful lives of existing equipment, are capitalized and depreciated.

Equipment held under capital leases is amortized over the lesser of useful life or lease term.

Deferred Charges
----------------

Costs incurred in connection with the Company's term loan are recorded as deferred charges and are amortized over the term of the loan. Trademark and organization costs are amortized on a straight line basis over 40 and 5 years, respectively.

Deferred charges consist of the following at November 30,:

                                                  1995         1996
                                                  ----         ----

      Deferred debts costs                      $ 2,022      $ 3,197
      Trademark and organization costs            1,180        1,110
                                                -------      -------
                                                  3,202        4,307
      Accumulated amortization                   (1,270)      (2,698)
                                                -------      -------

      Deferred charges, net                     $ 1,932      $ 1,609
                                                =======      =======

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Intangibles
-----------

Goodwill is amortized on a straight line basis over 30 to 40 years. Management contract intangibles are amortized on a straight-line basis over 9 to 25 years. The Company periodically assesses the future benefit associated with management contract intangibles through a review on a contract by contract basis of estimated undiscounted future operating cash flow. Any impairment of intangible assets is charged to operations and reflected as a reduction of the related intangible asset account.

Impairment of Long-Lived Assets
-------------------------------

The Company during fiscal 1996 adopted SFAS No. 121, "Accounting for Impairment of Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-term assets, including related goodwill, be reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Income Taxes
------------

Income taxes are provided based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded to reflect tax consequences on future years' differences between tax bases of assets and liabilities and their financial reporting amounts at each year-end as if the Company were a stand alone taxpayer.

Unaudited Financial Information
-------------------------------

The financial statements for the year ended November 30, 1997 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Concentration of Credit Risk
----------------------------

Financial instruments which potentially subject The Company to concentrations of credit risk exist principally in receivable balances.

The Company provides its services to the hotel industry. Hotel management services are contracted for terms normally ranging from 1 to 20 years, and in limited instances on a month-to-month basis. To reduce credit risk, the Company, through its management of such hotels, monitors the hotels' financial condition. The Company does not generally require collateral. Five management contracts accounted for 26% of management service fees revenues for each of the years ended November 30, 1995 and 1996.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



The Company has a note receivable from the Rhode Island Convention Center Authority in conjunction with agreements to develop and operate a hotel. To reduce credit risk with respect to the note receivable from the Rhode Island Convention Center Authority, the Company, through its management of the property, which is the primary source of repayment, monitors the hotel's financial condition, and management believes the credit risk related to the receivable is minimal.

The Company has notes receivable from certain stockholders for the purchase of the Company's common stock. Management believes the concentration of credit risk with respect to the notes from certain stockholders for the purchase of company common stock is minimal. (See note 13.)

The estimated fair value of financial instruments have been determined by the Company using available market and effective interest rate information for such instruments and the carrying amounts approximate their fair value.

NOTE 2 - RECEIVABLES

Noncurrent receivables consist of a $1,900 note receivable from the Rhode Island Convention Center Authority (the "Authority") with an interest rate equal to the lesser of manager share of net cash flow as defined or 11% (effective interest rate of 3.90% and 1.0% as of November 30, 1995 and 1996, respectively) payable annually, interest only, with principal due on earlier of December 30, 2024 or the date the management agreement between the Authority and the Company is terminated.

The Company owned nonrecourse subordinated notes in the amount of $12,500 ("Notes Receivable Crystal Palace") secured by a leasehold interest in the Crystal Palace Hotel. The Company originally recorded a discount of $1,000 on the Notes Receivable Crystal Palace. On December 29, 1995, The Company sold its interest in the Notes Receivable Crystal Palace to the issuer for $7,200, plus accrued interest. The Company recorded a loss on the impairment in value for the Notes Receivable Crystal Palace of $4,431 during the year ended November 30, 1995.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at November 30,:

                                                         1995         1996
                                                         ----         ----
      Furniture, fixtures and other equipment           $  509      $  615
      Leasehold improvements                               195         198
      Equipment under capital leases                       335         384
                                                        ------      ------
                                                         1,039       1,197
      Accumulated depreciation and amortization           (416)       (528)
                                                        ------      ------
      Property and equipment, net                       $  623      $  669
                                                        ======      ======

Depreciation expense was $82 and $129 for the years ended November 30, 1995 and 1996, respectively.

NOTE 4 - LEASES

Capital Leases
--------------

The Company leases certain equipment under capital leases. Minimum rentals under such capital leases are as follows at November 30, 1996:

                  YEAR ENDING NOVEMBER 30,:
                  ------------------------
                  1997                                     $   69
                  1998                                         70
                  1999                                         59
                  2000                                         55
                  2001                                          9
                                                           ------
                  Total minimum lease payments                262
                  Less amount representing interest            54
                                                           ------
                  Net obligations                             208
                  Less current portion                         47
                                                           ------
                  Long-term portion                        $  161
                                                           ======


The long-term portion of capital lease obligations is included in long-term debt.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Operating Leases
----------------

The Company leases office and warehouse space under operating lease agreements. The Company also leases office space from a partnership owned 58% by certain of its officers under an operating lease whose term runs through April 30, 2004 (see Note 14).

The Company entered into an agreement to lease and operate the Washington Duke Inn, located in Durham, North Carolina. The initial lease term, which is through July 31, 1997 and can be extended through July 31, 1998, includes payment of $95 on or before August 1, 1996 and a monthly rent of $134 plus 6% of gross revenues through July 31, 1996; $134 plus 7% of gross revenues through July 31, 1997; and $155 plus 7% of gross revenues from August 1, 1997 through July 31, 1998 (See
Note 15).

Future minimum lease payments, for all operating leases with non-cancelable terms in excess of one year are as follows at November 30, 1996:

                  YEAR ENDING NOVEMBER 30,:
                  ------------------------

                  1997                                  $2,008
                  1998                                   1,558
                  1999                                     319
                  2000                                     319
                  2001                                     319
                  Thereafter                               772
                                                        ------

                  Total minimum lease payments          $5,295
                                                        ======

Rental expense amounted to $2,143, and $2,437 for the years ended November 30, 1995 and 1996, respectively.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 5 - INVESTMENTS IN AND ADVANCES TO AFFILIATES

On October 2, 1995 the Company and a principal owner of the Gencom group of companies (which includes GAH-II, L.P. noted below) formed CHC Lease Partners, with each owning 50%. At November 30, 1996, CHC Lease Partners leases 24 hotels pursuant to operating leases with terms averaging 11 years from Patriot American Hospitality Partnership, L.P. (the "Operating Partnership"), a majority owned subsidiary of Patriot American Hospitality, Inc., a publicly traded, self-administered real estate investment trust. CHC Lease Partners entered into separate management agreements with a wholly-owned subsidiary of the Company and the Company's 50% owned subsidiary, GAH-II, L.P. ("GAH"), a Houston, Texas based hotel management business, to manage the leased hotels. Management fees earned under such agreements are subordinate to CHC Lease Partners' obligations to the Operating Partnership under the lease agreements. If, after payment of management fees at the contract rate, CHC Lease Partners would be deficient in lease payments to the Operating Partnership under any of the lease agreements in any year, the Company and GAH would be required to refund and forego the management fee for each of the hotels which are deficient in lease payments. If after the management fees are refunded and foregone, CHC Lease Partners would still be deficient in lease payments under any of the lease agreements, the Company and GAH would each be required to pay CHC Lease Partners up to 50% of the total management fees earned.

Summarized balance sheet and statement of operations information for CHC Lease Partners, which is accounted for using the equity method, at November 30, 1995 and 1996 and the period from inception (October 2, 1995) to November 30, 1995 and the year ended November 30, 1996 are as follows:

Summarized Balance Sheet Information
------------------------------------
                                              November 30,
                                              ------------
                                          1995            1996
                                          ----            ----
   Current assets                       $ 18,768        $25,245
   Investments                             5,100          5,100
   Other assets                              100            391
                                        --------        -------
     Total assets                       $ 23,968        $30,736
                                        ========        =======

   Current liabilities                  $ 12,530        $19,376
   Long-term liabilities                   2,020          2,369
                                        --------        -------
     Total liabilities                    14,550         21,745
                                        --------        -------
     Net assets                         $  9,418        $ 8,991
                                        ========        =======

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



Summarized Statement of Operations Information
----------------------------------------------


                                             NOVEMBER 30,
                                             ------------
                                          1995           1996
                                          ----           ----
Revenues                                $ 22,807       $156,086
                                        --------       --------
Income before lessee income (expense)   $    957       $  2,921
                                        --------       --------
Lessee income (expense)                 $   (639)      $ (2,258)
                                        --------       --------
Net income                              $    318       $    663
                                        --------       --------

CHC Lease Partners is required to maintain minimum net worth and adequate working capital for the term of the leases. At inception, the Company and its partner each contributed to CHC Lease Partners cash of $2,000 and units of limited partnership interest in the Operating Partnership ("O.P. Units"), which after an appropriate discount from the fair market value of Patriot American Hospitality, Inc. common stock, were valued at $2,550. The O.P. Units may be redeemed for, subject to certain restrictions, the common stock of PAH. The Company received distributions from CHC Lease Partners of $545 for the year ended November 30, 1996.

On October 2, 1995 the Company purchased a 50% ownership interest in GAH from Patriot American Hospitality, L.P. for a nonrecourse note in the amount of $3,750 (See Note 9) and also contributed $150 to GAH.

Summarized balance sheet and statement of operations information for GAH, which is accounted for using the equity method, at December 31, 1995 and 1996 and the period date of acquisition (October 2, 1995) to December 31, 1995 and the year ended December 31, 1996 is as follows:

Summarized Balance Sheet Information
------------------------------------
                                                  DECEMBER 31,
                                                  ------------
                                              1995            1996
                                              ----            ----
Current assests                              $  761         $ 1,983
Other assets                                    344           1,077
                                             ------         -------
  Total assets                               $1,105         $ 3,060
                                             ======         =======

Current liabilities                          $  640         $ 1,586
Long-term liabilities                           103             107
                                             ------         -------
  Total liabilitiies                            743           1,693
                                             ------         -------
  Net assets                                 $  362         $ 1,367
                                             ======         =======

Summarized Statement of Operations Information
----------------------------------------------
                                                  DECEMBER 31,
                                                  ------------
                                              1995            1996
                                              ----            ----
Revenues                                     $ 1,149        $ 7,284
                                             =======        =======
Income (loss) before minority interest       $   (30)       $ 1,211
                                             =======        =======
Net income (loss)                            $   (33)       $ 1,194
                                             =======        =======

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The cost of the Company's initial investment in excess of its interest in the net assets has been assigned principally to management contracts and goodwill which are being amortized on a straight-line basis over 12 and 30 years, respectively. The unamortized excess of the Company's investment over the Company's interest in GAH is $3,627 and $3,425 at November 30, 1995 and 1996 respectively. The Company received distributions of $123 from GAH for the year ended November 30, 1996.

The Company's remaining investments in and advances to affiliates in the aggregate are not significant.

NOTE 6 - INTANGIBLES

Intangibles are summarized as follows:

                                   Management
                                     Contract                         Total
                                   Intangibles      Goodwill      Intangibles
                                   -----------      --------      -----------
Net balance, November 30, 1994     $   2,389        $  4,966       $   7,355
Amortization, net                       (490)           (149)           (639)
                                   ---------        --------       ---------
Net balance, November 30, 1995         1,899           4,817           6,716
Amortization, net                       (521)           (148)           (669)
                                   ---------        --------       ---------
Net balance, November 30, 1997     $   1,378        $  4,669       $   6,047
                                   =========        ========       =========

The Company has included in amortization the write-off of $35 and $83 of management contract intangibles related to terminated contracts for the years ended November 30, 1995 and 1996, respectively.

NOTE 7 - EMPLOYEE BENEFIT PLANS

The Company maintains a non-qualified defined benefit deferred compensation plan which covers most management employees and provides an annual retirement benefit, after twenty-five years of service, equal to 50% of the participant's average last five years, pay reduced by social security benefits and further reduced for years of service less than twenty-five, on a pro rata basis. Benefits are vested on an eleven year cliff basis. Assets designated to cover plan liabilities include cash, accounts receivable, life insurance policies on the lives of certain participants, short-term investments and a loan to an officer. While it is the intention of management to utilize the assets designated for the deferred compensation plan to pay plan benefits, such assets have not been placed in trust and are not otherwise restricted and accordingly, they are available for general corporate purposes.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Under the terms of the life insurance policies, the Company receives the cash surrender value if the policies are terminated or all benefits due upon the death of the insured. In addition, the Company can borrow against the available net cash surrender value of the policies.

The following is a summary of the assets designated for the deferred compensation plan which are included in other assets at November 30,:

                                                            1995          1996
                                                            ----          ----
Gross cash surrender value of insurance policies           $ 1,170      $ 1,225
Less policy loans                                           (1,085)      (1,157)
                                                           -------      -------
Cash surrender value of insurance policies, net                 85           68
Accounts receivable                                             82           82
Cash and cash equivalents                                      625          614
Loan to officer                                              1,006        1,077
                                                           -------      -------
Total assets designated for the deferred
 compensation plan                                         $ 1,798      $ 1,841
                                                           =======      =======

Deferred compensation plan costs, net of forfeitures, included in the combined statements of operations for the years ended November 30, 1995 and 1996 were approximately $569 and $374, respectively. The earnings rate for the deferred compensation plan benefit liability was 7% for the years ended November 30, 1995 and 1996.

Deferred compensation plan costs, net of forfeitures, for the years ended November 30, 1995 and 1996, includes the following components:


                                                  1995           1996
                                                  ----           ----
     Service cost                                 $ 381          $ 142
     Interest cost on projected benefit
      obligation                                    188            232
                                                  -----          -----
     Deferred compensation plan costs             $ 569          $ 374
                                                  =====          =====


The following table details the status of the plan at November 30:

                                                        1995            1996
                                                        ----            ----
Actuarial present value of benefit obligations:
  Vested benefits                                     $ 4,257         $ 5,016
  Non-vested benefits                                   1,280           1,086
                                                      -------         -------
Projected benefit obligations                         $ 5,537         $ 6,102
                                                      =======         =======
Plans assets less than projected benefit obligations  $(5,537)        $(6,102)
                                                      =======         =======

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The Company plans to adopt a new non-qualified defined contribution deferred compensation plan which, when enacted, will be effective retroactively to January 1, 1992. The cost of the new plan will be substantially the same as the existing plan.

NOTE 8 - INCOME TAXES

The Company files income tax returns as part of CHC's consolidated group. Income taxes in the accompanying financial statements are computed as if the Company had been a separate taxable entity.

The Company's provision for income taxes attributable to continuing operations is comprised of the following for the years ended November 30, 1995 and 1996:

                                                 1995        1996
                                                 ----        ----
Current tax expense:
  State                                          $  81       $  52
  Foreign                                           50          40
                                                 -----       -----
Total provision for income taxes                 $ 131       $  92
                                                 =====       =====

The Company generated a tax net operating loss carryforward of approximately $3,661 during the year ended November 30, 1996 and has accumulated tax net operating loss carryforwards of approximately $4,221 as of November 30, 1996. Approximately $560 and $3,661 of the net operating loss carryforwards will expire in the years 2009 and 2011, respectively. The tax net operating loss carryforward is generally available to offset future taxable earnings.

The difference between the taxes provided for continuing operations at the U.S. federal statutory rate and the Company's actual tax provision is reconciled below for the years ended November 30, 1995 and 1996:


                                                 1995        1996
                                                 ----        ----
Taxes provided at statutory rate                 $ --        $ --
State tax expense                                  81          52
Foreign tax expense                                50          40
                                                 ----        ----
Total provision for income                       $131        $ 92
                                                 ====        ====

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The approximate effect of the Company's temporary differences and carryforwards that give rise to deferred tax balances at November 30, were as follows:

                                                      1995       1996
                                                      ----       ----

Net operating loss carryforwards                    $   224    $ 1,688
Deferred compensation plan liability                  2,106      2,330
Allowance for doubtful account receivable               559        800
Valuation allowance for notes receivable              1,772         --
Other, net                                            1,275        878
                                                    -------    -------
                                                      5,936      5,696
Deferred tax asset valuation allowance               (5,936)    (5,696)
                                                    -------    -------
Noncurrent deferred tax asset                       $    --    $    --
                                                    =======    =======

In accordance with SFAS No.109, the Company recorded a valuation allowance on the entire amount of the deferred tax asset at November 30, 1995 and 1996 because the Company sustained taxable losses and there was no assurance that a deferred tax asset would be realized. The net decrease in the valuation allowance for deferred tax assets of approximately $240 during the year ended November 30, 1996 was primarily due to increases in deferred tax assets in net operating loss carryforwards and allowance for doubtful receivables reduced for the sale of Notes Receivable Crystal Palace.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



NOTE 9 - LONG-TERM DEBT

Long-term debt is comprised of the following as of November 30,

                                                                                             1995          1996
                                                                                             ----          ----
Variable-rate term loan (effective interest rate of 10.375% and 10.0% at
November 30, 1995 and 1996, respectively) interest payable quarterly with
balance due at maturity February 28, 1997 (see below)                                      $ 11,500      $ 11,500

Variable rate non-recourse loan (effective interest rate of 9.0% at November 30,
1995 and 1996) interest and principal payable quarterly from 25% of net cash flow of GAH, as defined, with balance due October 2, 2000
                                                                                              3,750         3,750

Variable rate loan (effective interest rate of 10.75% and 10.25% at November 30,
1995 and 1996, respectively) interest payable monthly and principal payable in annual installments of $190 from December 30, 1995 with balance due December 30,
1997                                                                                          1,900         1,710

Variable rate unsecured demand loans (effective  interest rate of 9.75% at November           1,000            --
30, 1995) interest payable monthly.

8% note  payable -  interest  payable  annually  and  principal  payable  in annual             480           360
installments of $120 through October 10, 1999

Capital lease obligations (see Note 4)                                                          208           208
                                                                                           --------      --------

Total debt                                                                                   18,838        17,528

Current portion                                                                              (1,566)      (12,069)
                                                                                           --------      --------

Total long-term debt                                                                       $ 17,272      $  5,459
                                                                                           ========      ========


Aggregate principal payments for the long-term debt including capital lease obligations are as follows at November 30, 1996:

                  YEAR ENDING NOVEMBER 30,:
                  ------------------------
                  1997                           $12,069
                  1998                             1,906
                  1999                               381
                  2000                             3,163
                  2001                                 9
                                               ---------
                          Total                  $17,528
                                               =========

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The Company's $11,500 variable-rate term loan (the "Term Loan"), as amended, (i) bears interest at the bank's base lending rate plus 2.0% or, at the Company's option, London Interbank Market Rate (LIBOR) plus 4 1/2%, (ii) is secured by substantially all of the Company's assets and (iii) matures February 28, 1997. On February 28, 1997, the Term Loan was further amended whereby the Term Loan
(i) bears interest at the bank's lending rate plus 1.5% or, at the Company's option, LIBOR plus 2.5% and (ii) matures in quarterly installments of 2.5% of the principal amount outstanding commencing June 30, 1997 with the balance due June 30, 1998. The Company has also agreed to pay the lender a fee equal to 1.5% of the fair market value of the Company, but in no event less than $2,500 or more than $6,000. The fee is payable at the lender's option at any time during the ten-year period commencing February 28, 1997. Interest expense for the years ended November 30, 1995 and 1996 include $500 and $1,200 respectively related to the lender fee. The Term Loan agreement contains customary financial covenants, and various covenants including limitations on indebtedness, liabilities, liens, distributions, dividends, redemptions, prepayments of other indebtedness, mergers, purchases and sales of assets, loans, investments and guarantees, and prohibitions of any change of control.

In December, 1994, the Company entered into a loan agreement with a commercial bank in the amount of $1,900. The loan bears interest at the bank prime rate plus 2% per annum payable monthly. Principal is payable in annual installments of $190 in December 1995 and 1996, with the balance due in December 1997.

In October 1995, in connection with the Company's purchase of a 50% interest in GAH (see Note 5), the Company entered into a nonrecourse loan agreement with the seller in the amount of $3,750. The loan bears interest at the lesser of 9.0% and the maximum non-usurious amount permissible. Interest and principal are payable quarterly commencing January 25, 1996 from 25% of GAH net cash flow, as defined, continuing until the earlier of October 2, 2000 and the date all amounts outstanding under the nonrecourse term loan are paid in full.

In January 1996, CHC established a $750 line of credit on an unsecured basis with a commercial bank guaranteed by two shareholders of CHC. Advances under the line of credit bear interest at the bank rate plus 1% per annum payable on demand. No amounts are currently outstanding under the line of credit.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Related Party Borrowings
------------------------

In October 1995, the Company borrowed 53,314 O.P. Units from certain shareholders. As permitted by the securities loan agreement, the O.P. Units, valued after an appropriate discount, at $1,088, were contributed by the Company to CHC Lease Partners (see Note 5). The Company must return O.P. Units to the shareholders on demand and pay to the shareholders interest equal to distributions received by the Company from the O.P. Units. The obligation under the O.P. Units borrowing is included in due to affiliates and officers in the balance sheets.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of its business, the Company is named as defendant in legal proceedings resulting from incidents taking place at hotels it manages, or in which it has an ownership interest. The Company maintains comprehensive liability insurance and also requires hotel owners to maintain adequate insurance coverage. Management believes such coverage to be of a nature and amount sufficient to ensure that the Company is adequately protected from any material financial loss as a result of such claims.

The Company owns a 30% interest in Plaza Associates Limited Partnership ("Plaza Associates") which owns and operates the Holiday Inn - Dayton Mall in Dayton, Ohio. The Company has joint and severally guaranteed partial payment of two Plaza Associates notes payable. The joint and several guaranty is mitigated by a contribution agreement among Plaza Associates partners which reduced the Company's obligation to 30% of the guaranty. The total maximum potential liability to the Company under the guaranty after giving effect to the contribution agreement is as follows: through December 31, 1999 up to $375; January 1, 2000 to December 31, 2002 up to $225; January 1, 2003 to March 1, 2004 up to $150 and zero thereafter. In addition, The Company has joint and severally guaranteed payment of certain other Plaza Associates obligations, the maximum potential liability to the Company is $540.

In November 1996, the Company entered into an agreement with Grant Hotels, Inc. to manage the Sam Lord's Castle Resort in Barbados, West Indies and provide consulting and technical services with respect to the conversion of the resort to a Carnival Resort. The agreement provides the Company will loan the resort up to $900 for conversion of the resort, working capital, referral fees and certain other expenses of which no amounts have been advanced as of November 30, 1996.

NOTE 12 - MINORITY INTEREST

The Company owns a 75% interest in the TCC-Registry Joint Venture (the "Registry Venture") acquired in October 1994. The Company's combined financial statements include 100% of the assets, liabilities and operations of the Registry Venture. The effects of the minority interests have

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


been reflected in the accompanying combined statements of operations. Included in other liabilities in the accompanying combined balance sheets is minority interest of the Registry Venture of $78 and $108 as of November 30, 1995 and 1996, respectively.

NOTE 13 -  STOCKHOLDERS' EQUITY (DEFICIT)

As a result of the basis of presentation as outlined in Note 1, including the allocation of certain assets and liabilities to the gaming division, the Company's equity (deficit) includes balances arising from the net change in the gaming divisions' intercompany account with the Company.

In June 1994, the Company granted to an executive officer 155,000 shares of common stock valued at $3.75 per share, subject to forfeiture if employment is terminated prior to vesting. The stock grant originally scheduled to vest over five years has been accelerated and now vests as to 50% of the shares of common stock in January 1997 and 50% of the shares of common stock in January 1998. The amortization period of the unearned compensation has been revised accordingly. The stock grant also becomes fully vested on the earlier to occur of any termination of employment due to death or disability, or May 1997, if the Company does not offer to extend the employment agreement until May 1999 for any reason other than cause. Compensation expense for the stock grant was $116 and $108 for the years ended November 30, 1995 and 1996, respectively.

Pursuant to the terms of a stock purchase agreement dated November 30, 1994 between the Company, Carnival Corporation and certain shareholders, the Company agreed to sell to such persons an aggregate of 4,000,000 shares of common stock at $6.25 per share. The aggregate purchase price of $25,000 was satisfied by the conversion of a $10,000 principal balance due by the Company to Carnival Corporation under a revolving credit loan, $9,350 in notes payable to the Company due November 1998 and the balance in cash. The notes bear interest at 7.1% payable annually with principal installments due annually of $2,337. The installment due November 30, 1995, was partially satisfied by cash payments of $2,106 and $125 of O.P. Units. In addition, prepayments totaling $432 of O.P. Units were received during the year ended November 30, 1995. The installment due November 30, 1996 less prepayments received was satisfied by cash payments of $2,011. The notes are secured by a pledge of all purchased shares of common stock.

Pursuant to the terms of a stock purchase agreement dated November 29, 1996 between the Company and CHC Investor Partners, L.P. ("CHC Investor"), a Texas limited partnership controlled by a principal owner of the Gencom group of companies, the Company agreed to sell 265,513 shares of common stock at $11.30 per share and grant non-qualified stock options to purchase 61,130 shares of common stock at a per share exercise price of $11.30. The aggregate purchase price of $3,000 was satisfied with a note. The note is due in installments of $500 on November 29, 1997 and $2,500 on November 29, 1998; however, the note plus accrued interest becomes due and payable 180 days after any public offering by the Company. The note bears interest at 7.1% payable annually.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


The Company has an Employee Stock Option Plan (the "Plan") which provides for the grant to employees of both incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) and non-statutory stock options to eligible employees (including officers and directors) and non-employee directors. A total of 1,700,000 shares of common stock has been reserved for issuance under the Plan.

The table below summarizes common stock option activity as of and for the years ended November 30, 1995 and 1996:
                                                      1995            1996
                                                      ----            ----
Options outstanding, beginning of period             988,052         988,052
Granted                                                   --         264,317
Returned                                                  --         (30,564)
                                                     -------       ---------
Options outstanding, end of year                     988,052       1,221,805
                                                     =======       =========

Options exercisable end of year                      197,610         419,672
                                                     =======       =========

Exercise price per share                               $6.25           $6.25
     of options exercisable                              to              to
     during the period                                 $6.25          $11.50
                                                       =====          ======

All options issued were granted at the fair market value of CHC's common stock on the date of grant, have a term of ten years, and generally become exercisable with respect to 20% of the covered shares commencing one year after grant, and are generally exercisable with respect to an additional 20% of the covered shares after each additional year until fully exercisable.

NOTE 14 - RELATED PARTY TRANSACTIONS AND ALLOCATIONS

The Company provides services and pays certain costs which are reimbursable under management agreements with hotels, which are affiliated with the Company by virtue of common ownership. Total fees earned from affiliated hotels for the years ended November 30, 1995 and 1996 were $5,212 and $4,284, respectively. Total fees and reimbursable expenses due from affiliated hotels were $1,261 and $1,108 at November 30, 1995 and 1996, respectively.

In March, 1994, CHC and Carnival Corporation entered into a 20 year Trademark License Agreement providing for CHC's use of the "Carnival" trademark so that CHC may do business as "Carnival Hotels and Casinos" (and the Company may do business as "Carnival Hotels and Resorts"). Fees due under the agreement are the greater of $100, or 1% of CHC's revenues, as defined. The trademark license fees for the Company the years ended November 30, 1995 and 1996 were $115 and $150, respectively.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


Certain of the Company's officers hold a 58% interest in a partnership which owns the office building in which the Company's executive offices are located. Under this lease, rental expense for the years ended November 30, 1995 and 1996 were $401 and $375, respectively.

The Company provides accounting services, at cost, to certain entities owned and controlled by certain of its officers. The entities are obligated to reimburse the Company for such services provided. The cost of such services were $175 and $145 for the years ended November 30, 1995 and 1996, respectively.

Pursuant to the terms of a stock purchase agreement dated November 30, 1994 between certain shareholders and Carnival Corporation, certain shareholders agreed to buy at $6.25 per share, 2,610,000 shares of Company common stock from Carnival Corporation. The aggregate purchase price of $16,313 was paid in promissory notes due November 30, 1998 subject to certain condition as defined in the stock purchase agreement. The notes bear interest at 6.0% payable at maturity. The stock purchase agreement provides certain shareholders a put option which requires Carnival Corporation to repurchase at $6.25 per share plus a rate of return of 6.1% per annum, all of the 2,610,000 shares of Company common stock, by November 30, 1998. The stock purchase agreement also requires Carnival Corporation to reduce its ownership in the Company's common stock (assuming exercise of the put option ) to less than 25% of the Company's outstanding common stock no later than November 30, 1998, as defined in the stock purchase agreement (See Note 13).

Pursuant to the terms of a stock purchase agreement dated November 29, 1996 between the Company, certain shareholders and CHC Investor, CHC Investor agreed to buy at $11.30 per share 265,513 shares of Company common stock from certain shareholders for $3,000 in cash (See Note 13).

The Company entered into a borrowing arrangement with certain shareholders (See
Note 9).

CHC has allocated a portion of its corporate expenses to the gaming division. These expenses include management and corporate overhead; benefit administration; risk management/insurance administration, and other support and executive functions. Allocations and charges were based on either a direct cost pass through or a percentage allocation for such services provided based on factors such as revenues, management time, or headcount. Such allocations and charges totaled $3,734 and $3,720 for the years ended November 30, 1995 and 1996, respectively.

Management believes that the basis used for allocating corporate services is reasonable and that the terms of these transactions would not materially differ from those that would result from transactions among unrelated parties.

                 CHC INTERNATIONAL, INC. - HOSPITALITY DIVISION
                          NOTES TO FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


NOTE 15 - SUBSEQUENT EVENTS

Effective January 1, 1997, the Company entered into a new agreement to lease and operate the Washington Duke Inn which supersedes the previous agreement. The term which is through December 31, 2002 includes rent for each year of 22% of gross revenues up to $10,000, adjusted annually, plus 30% of gross revenues in excess of $10,000, adjusted annually, provided in any event a minimum rent of $1,800. Rent is payable monthly. In addition, the Company purchased $1,505 of furniture, fixtures and equipment in exchange for a promissory note and is required to fund a reserve account for furniture, fixtures and equipment expenditures in an amount not less than 3% of gross revenues in 1997 and 4% of gross revenues thereafter. The loan bears interest at 7% per annum. Principal and interest are payable monthly installments of $26 with balance due December 31, 2002. The loan is secured by the furniture, fixtures and equipment and limits the sale or encumbrance of the furniture, fixtures and equipment. In connection with the expiration of the lease, the Company has the right to resell the furniture, fixtures and equipment to the original seller and the original seller has the right to repurchase the furniture, fixtures and equipment for $1,505.

NOTE 16 - SUBSEQUENT EVENTS (UNAUDITED)

In conjunction with the Merger Agreement and certain related agreements, CHC Lease Partners distributed eight participating lease agreements to one of its two partners and declared distributions of its working capital and O.P. Units equally to its partners. Accordingly, the Company became the sole owner of the remaining participating lease agreements, assets and liabilities. The Company accounted for CHC Lease Partners using the equity method through August 31, 1997 and began consolidating CHC Lease Partners on September 1, 1997.

Concurrent with the Merger Agreement, the Company also entered into a Hospitality Advisory, Asset Management and Support Services Agreement with Wyndham whereby Wyndham will provide certain hospitality advisory, asset management and support services to the Company for base fees aggregating $350 per month plus 50% of the amount of gross management fees, leakage and other income in excess of $350. The cost of such services were $1,466 during the year ended November 30, 1997.

Management believes it is more likely than not that a portion of its net deferred tax assets will be realized based upon future income projections. Accordingly, the Company released a portion of its valuation allowance on its net deferred tax assets resulting in a benefit for income taxes during the year ended November 30, 1997.

                          ****************************